Exhibit 99.1
Perella Weinberg Partners Announces Completion of Exchange Offer and Consent Solicitation and Notice to Exercise Right to Exchange Remaining Outstanding Warrants
New York, NY, August 23, 2022 - Perella Weinberg Partners (the “Company” or “PWP”) (NASDAQ: PWP), a leading global independent advisory firm, today announced the completion of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding warrants, consisting of (i) the warrants sold as part of the units in FinTech Acquisition Corp. IV’s (“FTIV”) initial public offering of FTIV’s securities on September 29, 2020 (“IPO”) (whether they were purchased in the IPO or thereafter in the open market) (the “Public Warrants”) and (ii) the warrants sold as part of the units in a private placement that occurred simultaneously with the IPO (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”), each whole Warrant exercisable for one share of Class A common stock, $0.0001 par value per share (“Class A Common Stock”), of the Company, at an exercise price of $11.50 per share. Holders of the Warrants that were validly tendered and not validly withdrawn prior to the expiration of the Offer and Consent Solicitation received 0.20 shares of Class A Common Stock in exchange for each Warrant tendered by the holder and exchanged pursuant to the Offer. The Company issued 1,493,688 shares of Class A Common Stock in exchange for the Warrants tendered in the Offer. The Company also entered into the related amendment to the warrant agreement governing the Warrants (the “Warrant Amendment”).
The Company also announced that it will exercise its right, in accordance with the terms of the Warrant Amendment, to exchange all remaining untendered Warrants (including Private Placement Warrants) at an exchange ratio of 0.18 shares of Class A Common Stock for each Warrant. The Company has fixed the date for such exchange as September 7, 2022. Following such exchange, no Public Warrants or Private Placement Warrants will remain outstanding.
Citigroup Global Markets Inc. was the Dealer Manager for the Offer and Consent Solicitation. D.F. King & Co., Inc. served as the Information Agent for the Offer and Consent Solicitation, and American Stock Transfer & Trust Company, LLC served as the Exchange Agent.
About PWP
Perella Weinberg Partners is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutions, governments, sovereign wealth funds, and the financial sponsor community. The firm offers a wide range of advisory services to clients in the most active industry sectors and global markets. With approximately 600 employees, PWP currently maintains offices in New York, Houston, London, Calgary, Chicago, Denver, Los Angeles, Paris, Munich, and San Francisco.
No Offer or Solicitation
This press release shall not constitute an offer to exchange or the solicitation of an offer to exchange or the solicitation of an offer to purchase any securities, nor shall there be any exchange or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement on Form S-4 relating to the securities to be issued in the Offer was filed with the SEC and was declared effective on August 15, 2022. The Offer and Consent Solicitation were made only pursuant to the terms and conditions of the Prospectus/Offer to Exchange and related letter of transmittal and consent.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, which reflect the Company’s current views with respect to, among other things, statements about the exercise of the Company’s right to exchange the remaining untendered Warrants. You can identify these forward-looking statements by the use of words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions). Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A further list and description of these risks, uncertainties and other factors can be found in the Company’s filings with the SEC, including the Company's Prospectus/Offer to Exchange, filed with the SEC on August 15, 2022, and Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2021, filed with the SEC on July 7, 2022. These filings and subsequent filings are available online at www.sec.gov or on request from the Company.
Contacts
For Perella Weinberg Partners Investor Relations: investors@pwpartners.com
For Perella Weinberg Partners Media: media@pwpartners.com